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                                                        Arthur Andersen





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
Pioneer Variable Contracts Trust

As independent public accountants, we hereby consent to the use of our reports on Pioneer Variable Contracts Trust dated February 8, 2002 (and to all references to our firm) included in or made a part of Pioneer Variable Contracts Trust's Post-Effective Amendment No. 24 and Amendment No. 25 to Registration Statement File Nos. 33-84546 and 811-08786, respectively.



/s/ Arthur Andersen LLP
Boston, Massachusetts
May 1, 2002